UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2022 (June 12, 2022)

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2022, Latham Group, Inc. (the “Company”) (Nasdaq: SWIM) announced that in connection with the retirement of its Chief Financial Officer, J. Mark Borseth, the Company has appointed Robert L. Masson II as the Chief Financial Officer of the Company, effective as of July 11, 2022 (the “Effective Date”).

From August 2018 until July 2022, Mr. Masson, age 53, was the Executive Vice President and Chief Financial Officer of Hypertherm, Inc., a U.S. based manufacturer of industrial cutting systems and software, where he led global finance, information technology and legal organizations. Prior to this, from 2016 to January 2018, he was Vice President of Finance at Flowserve Corporation (NYSE: FLS), a designer, manufacturer and servicer of fluid motion control solutions, where he was responsible for corporate financial planning and analysis and the company’s global financial operations. From 2003 to 2016, Mr. Masson held various roles at Raytheon Company (NYSE: RTN), a provider of state-of-the-art electronics, sensing, and mission systems integration capabilities including: Chief Financial Officer, Intelligence, Surveillance and Reconnaissance Systems, Chief Financial Officer, Seapower Capability Systems and Chief Financial Officer, Civil Security and Response Programs and Advanced Technology. Mr. Masson served on active duty in the United States Navy as a Naval Aviator and Officer from 1992 until 2001. Mr. Masson currently serves on the board of directors of Tech-Etch Inc., an 100% Employee Owned company who creates parts, circuits, and EMI/RFI shielding products. He earned his bachelor’s degree in economics from the United States Naval Academy and his MBA from Harvard Business School.

There are no arrangements or understandings between Mr. Masson and any other persons pursuant to which he was selected as Chief Financial Officer of the Company. Mr. Masson has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Masson had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On June 9, 2022, Mr. Masson entered into an employment agreement with Latham Pool Products Inc., a wholly owned subsidiary of the Company, effective as of the Effective Date (the “Masson Employment Agreement”). The Masson Employment Agreement provides for a base salary of $420,000 and a cash bonus of 60% of his base salary at target, based on achievement of performance targets; provided that the bonus for 2022 shall be guaranteed at not less than $252,000. He will also be granted, as soon as reasonably practicable following the Effective Date, a one-time award of a number of restricted stock units with an equivalent value of $315,000 on the date of the grant, with vesting over three years.

Mr. Masson will be eligible to participate in the Company’s annual equity incentive plan and receive grants of equity or equity-based awards which may be options, subject to the terms and conditions of the Company’s Omnibus Equity Incentive Plan and standard form of agreement. Mr. Masson’s equity award for 2022 will be a number of options to purchase Company common stock with an equivalent value of $378,000 on the date of the grant, vesting annually over four years, and commencing with the 2023 year, Mr. Masson will be granted equity awards with a target value of $630,000 on the date of grant, vesting annually over four years and it is intended that such awards shall be grant of stock options; provided that the Company may determine to grant restricted stock or restricted stock units or other equity based awards.

Additionally, Mr. Masson will be eligible to participate in the Company’s employee benefit plans and programs generally available to all employees. Mr. Masson will also be reimbursed for moving expenses of up to $150,000 in connection with his relocation to the Latham, New York area during the 18 month period after the Effective Date. Mr. Masson will be eligible for other standard employee benefits.

If his employment is terminated by the Company without “cause” or he resigns for “good reason,” in each case as set forth in the Masson Employment Agreement, then subject to the execution of a release of claims, Mr. Masson shall receive as severance pay (i) twelve months base salary payable in installments; (ii) continuation COBRA coverage for twelve months with the costs of the premiums shared in the same proportion as before the termination on the date of termination and (iii) payment of the cash bonus for the year prior to the year of termination to the extent earned, but not yet paid. In addition, Mr. Masson will be entitled to accrued benefits.

The Masson Employment Agreement contains other customary terms and conditions, including a two-year post-employment non-compete covenant, a two-year post-employment non-solicitation covenant and other nondisclosure of confidential information, intellectual property and non-disparagement provisions.

On June 14, 2022, the Company announced Mr. Borseth’s plan to retire from his position as Chief Financial Officer of the Company, effective as of the Effective Date, and as a non-executive employee effective as of December 31, 2022. In connection with Mr. Borseth’s retirement, he did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

In order to ensure a smooth transition, as of the Effective Date, Mr. Borseth will transition to the role of Strategic Advisor to the Company until December 31, 2022, at which point Mr. Borseth will cease to be an employee of the Company and any of its subsidiaries.

In connection with his transition, the Company entered into a retirement agreement with Mr. Borseth (the “Retirement Agreement”), pursuant to which Mr. Borseth will continue to receive his base salary as an employee through December 31, 2022 and he will be eligible to receive a bonus for 2022 to the extent earned based on performance for 2022, payable in 2023 at the same time bonuses are paid to active employees of the Company; provided that 75% of his target bonus shall be guaranteed. In addition, 106,606 shares of restricted stock of the Company that were scheduled to vest on December 27, 2022 will vest on such date, and the remainder of Mr. Borseth’s unvested shares of restricted stock will be forfeited. The Company will pay 70% of the COBRA premiums for nine months. The payments and vesting under the Retirement Agreement are conditioned on a release of claims by Mr. Borseth in favor of the Company, as well as his continued compliance with his post-employment restrictive covenants.

The foregoing summary of the material terms of the Masson Employment Agreement, is subject to the full and complete terms of the Masson Employment Agreement, a copy of which will be filed as an exhibit to a future periodic report of the Company and is incorporated herein by reference.

The foregoing summary of the material terms of the Retirement Agreement, is subject to the full and complete terms of the Retirement Agreement, a copy of which will be filed as an exhibit to a future periodic report of the Company and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Masson and the retirement of Mr. Borseth is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Latham Group, Inc., dated June 14, 2022, announcing the appointment of Mr. Masson and the retirement of Mr. Borseth.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President